EXHIBIT 5.1

                                 Law Offices Of
                                 RICHARD S. LANE

                              200 East 71st Street
                                    Suite 7C
                               New York, NY 10021
                    Phone (212) 737-8454 - Fax (212) 737-3259

                                                                December 1, 2005

Nitar Tech Corp.
3950 Worthview Place
Unit 2
Mississauga, Ontario
L5N 6S7    Canada

Re: Opinion of Counsel - Registration Statement on Form SB-2

Gentlemen:

I have acted as counsel for Nitar Tech Corp. (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form SB-2 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to the 27,308,332 shares of the Company's common stock, $.001 par value, (the "Common Stock"), which includes the 16,252,748 shares, issuable pursuant to the Standby Equity Distribution Agreement (the "SEDA").

I have examined the Certificate of Incorporation, and the By-Laws of the Company, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

Based on the foregoing examination, I am of the opinion that all of the shares of Common Stock issuable pursuant to this Registration Statement are duly authorized and, when issued in accordance therewith, will be validly issued, fully paid and non-assessable.

Further, I hereby consent to the filing of this opinion as an exhibit to Amendment No.4, the Registration Statement.

                                                             Very truly yours,


                                                             /s/ Richard S. Lane

                                                             Richard S. Lane